Exhibit 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                                  April 8, 2002


Miravant Medical Technologies
336 Bollay Drive
Santa Barbara, CA  93117

         RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), filed by Miravant Medical Technologies, a Delaware corporation (the "Company"), with the U.S. Securities and Exchange Commission to register the offering of up to $25,000,000 in Company securities. The Registration Statement provides for the Company's future issuance of shares of common stock, $0.01 par value per share (the "Common Stock"), shares of the Preferred Stock, $0.01 par value per share (the "Preferred Stock"), warrants to purchase any of the securities described above (the "Warrants") and debt securities of the Company (the "Debt Securities" and together with the Common Stock, Preferred Stock and Warrants the "Securities"). The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements"). The Securities may be sold pursuant to an underwriting agreement (the "Underwriting Agreement") in substantially the form to be filed at a future time under a Current Report on Form 8-K. The Debt Securities may be issued in the forms set forth in indentures (the "Indentures") to be filed at a future time under a Current Report on Form 8-K. The Indentures are to be entered into in each case between the Company and qualified trustee (the "Trustee").

     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that:

     1. with respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

     2. with respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

     3. with respect to the Warrants, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters and (B) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, if applicable, and the certificates for the Warrants have been duly executed and delivered by the Company and a warrant agent, if applicable, then the Warrants will be validly issued, fully paid and nonassessable.

     4.   with respect to Debt Securities to be issued under an Indenture,  when
          (A) the Trustee is  qualified to act as Trustee  under the  Indenture,
          (B) the Trustee has duly executed and delivered the Indenture, (C) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

     Our opinion that any document is legal, valid and binding is qualified as to:

     (a)  limitations   imposed  by  bankruptcy,   insolvency,   reorganization,
arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; and

     (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     The foregoing opinions are also subject to the qualification that the Securities, when issued, will not when taken together with the then issued and outstanding capital stock of the Company, exceed the authorized capital stock of the Company.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the General Corporation Law of the State of Delaware, and the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation

                                          /s/ Wilson Sonsini Goodrich & Rosati



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